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                                                                    Exhibit 10.2
                                                               Form of Agreement

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                              TAX SHARING AGREEMENT

                          dated as of [________], 1997

                                 by and between

                           Morton International, Inc.,
                             an Indiana corporation

                                       and

                         New Morton International, Inc.,
                             an Indiana corporation
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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
                                    ARTICLE I

                                   DEFINITIONS

                  ..................................................      2

                                   ARTICLE II

                              FILING OF TAX RETURNS

Section 2.01      Manner of Filing..................................      6
Section 2.02      Pre-Distribution Tax Returns......................      7
Section 2.03      Post-Distribution Tax Returns.....................      9

                                   ARTICLE III

                BALANCE SHEET ADJUSTMENTS AND PAYMENT OF TAXES

Section 3.01      Allocation of Tax Liabilities With Respect
                    to Unfiled Returns for Pre-Distribution
                    Periods.........................................     10
                  (a) United States Consolidated Income
                          Tax for Periods Ended on the
                         Distribution Date..........................     10
                  (b)  State and Local Income and Similar
                          Taxes for Periods Ended on or
                         Before the Distribution Date for
                         which the Company is Responsible...........     13
                  (c)  Federal, State and Local Taxes Other
                         Than Income Taxes for Periods that
                         Include the Distribution Date for
                         which the Company is Responsible...........     16
                  (d)  Federal, State and Local Taxes for
                         which New Morton is Responsible............     18
                  (e)  Foreign Tax Returns..........................     21
Section 3.02
                  (a)  Change in the Company Filed Returns..........     21
                  (b)  Changes in New Morton Group Member
                         Filed Returns..............................     24
                  (c)  Manner of Payment; Miscellaneous.............     27
Section 3.03      Restructuring Taxes...............................     27
Section 3.04      Liability for Taxes with Respect to Post-
                    Distribution Periods............................     28
Section 3.05
                  (a)  Carrybacks...................................     29
                  (b)  Payment......................................     30
Section 3.06      Liabilities.......................................     30


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Section 3.07      Payment...........................................     33
Section 3.08      Breach............................................     33

                                   ARTICLE IV

              INDEMNITY; COOPERATION AND EXCHANGE OF INFORMATION

Section 4.01      Indemnity.........................................     34
Section 4.02      Tax Controversies.................................     35
Section 4.03      Cooperation and Exchange of Information...........     39

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.01      Expenses..........................................     42
Section 5.02      Entire Agreement; Termination of Prior
                    Agreements......................................     42
Section 5.03      Notices...........................................     43
Section 5.04      Resolution of Disputes............................     44
Section 5.05      Application to Present and Future
                    Subsidiaries....................................     44
Section 5.06      Term..............................................     45
Section 5.07      Titles and Headings...............................     45
Section 5.08      Legal Enforceability..............................     45
Section 5.09      Singular and Plural...............................     46
Section 5.10      Governing Law.....................................     46


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                              TAX SHARING AGREEMENT

            Tax Sharing Agreement (the "Agreement"), dated as of [________], 1997, by and between Morton International, Inc., an Indiana corporation (the "Company"), and New Morton International, Inc., an Indiana corporation and a wholly owned subsidiary of the Company ("New Morton").

            WHEREAS, the Board of Directors of the Company has determined it is appropriate and desirable to enter into the Distribution Agreement (the "Distribution Agreement") dated as of [________], 1997, by and between the Company and New Morton, pursuant to which, among other things, the Company will distribute to holders of its common stock all the issued and outstanding shares of common stock of New Morton (the "Distribution");

            WHEREAS, the Board of Directors of the Company has determined it is appropriate and desirable to enter into the Combination Agreement, dated as of November 25, 1996 (the "Combination Agreement"), by and among the Company, Autoliv AB, a corporation organized under the laws of the Kingdom of Sweden ("Autoliv"), Autoliv, Inc., a Delaware corporation ("New Parent"), and ASP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of New Parent ("Safety Sub"), pursuant to which, among other things, Safety Sub will be merged with and into the Company (the "Merger") and New Parent will offer to acquire all of the outstanding capital stock of Autoliv
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pursuant to the Offer (as defined in the Combination Agreement, and, together with the other transactions contemplated thereby, the "Transactions");

            WHEREAS, the Company, on behalf of itself and its present and future subsidiaries other than the New Morton Group (as hereinafter defined) (the "Company Group"), and New Morton, on behalf of itself and its present and future subsidiaries (the "New Morton Group"), wish to provide for the allocation between the Company Group and the New Morton Group of all responsibilities, liabilities and benefits relating to or affecting Taxes (as hereinafter defined) paid or payable by either of them for all taxable periods, whether beginning before, on or after the Distribution Date (as hereinafter defined) and to provide for certain other matters.

            NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Any capitalized terms used but not defined in this Agreement shall have the meanings ascribed thereto in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings (such


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meanings to be equally applicable to both the singular and the plural forms of the terms defined):

            "Code" means the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted federal tax laws.

            "Distribution Date" means the date determined by the Company's Board of Directors as of which the Distribution shall be effected[, which is presently contemplated to be [ ], 1997.]

            "due date" means, with respect to any Tax Return or payment, the date on which such Tax Return is due to be filed with or such payment is due to be made to the appropriate governmental authority pursuant to applicable law, giving effect to any applicable extensions of the time for such filing or payment.

            "Final Determination" shall mean the final resolution of liability for any Tax for a taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to


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assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Tax imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations.

            "IRS" means the Internal Revenue Service.

            "Reasonable Basis" means "reasonable basis" within the meaning of section 1.6662-7(d) of the Treasury Regulations.

            "Restructuring Taxes" means any Taxes resulting from the transfers of stock and/or assets undertaken to effect the Distribution; including, without limitation, any Tax imposed pursuant to or as a result of Code Section 311.

            "Tax" means any of the Taxes.

            "Tax Benefit" means any item of loss, deduction, credit or any other Tax Item which decreases Taxes paid or payable.


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            "Tax Detriment" means any item of income, gain, recapture of credit or any other Tax Item which increases Taxes paid or payable.

            "Tax Item" means any item of income, gain, loss, deduction, credit, recapture of credit or any other item which increases or decreases Taxes paid or payable, including an adjustment under Code Section 481 resulting from a change in accounting method.

            "Tax Return" means any return, filing, questionnaire or other document required to be filed, including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

            "Taxes" means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, federation or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, premium and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the


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New Morton Group, the Company Group or any of their respective members, divisions, assets or branches.

                                   ARTICLE II

                              FILING OF TAX RETURNS

            Section 2.01. Manner of Filing. All Tax Returns filed after the date hereof relating to taxable periods beginning prior to the close of business on the Distribution Date shall be prepared on a basis which is consistent with the rulings obtained in connection with the Distribution (in the absence of a controlling change in law or circumstances) and otherwise in accordance with past practice and shall be filed on a timely basis (including extensions) by the party responsible for such filing under this Agreement. To the extent that an inconsistent position would result in a Tax Detriment to the other party and in the absence of a controlling change in law or circumstances, all Tax Returns filed after the date hereof relating to taxable periods beginning prior to the Distribution Date shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the reasonable discretion of the party responsible under this Agreement for such preparation.


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            Section 2.02. Pre-Distribution Tax Returns. All consolidated federal income Tax Returns which include a member of the Company Group and the New
Morton Group that are required to be filed for periods beginning before the Distribution Date ("Pre-Distribution Federal Periods") shall be prepared by New Morton and provided to the Company at least twenty days prior to the due date for such Tax Return. If requested to do so by New Morton, the Company shall make consent dividend elections or any other elections provided for under the Code and, for a newly organized New Morton Group member, including, without limitation, New Morton, to adopt any permissible accounting method with respect to the Company's consolidated federal income Tax Return for the Company's taxable year ending on the Distribution Date; provided, that the Company shall not be required to make any such election if the Company determines in good faith that such election would cause a material Tax Detriment or other material adverse effect to any member of the Company Group.

            All state and local income and/or franchise Tax Returns or other Tax Returns for state and local Taxes measured by income including, without limitation, the Michigan Single Business Tax, which include a member of the Company Group and/or the New Morton Group that may be or are required to be filed for periods beginning before the Distribution Date shall be prepared by New Morton and provided to the Company at least


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twenty days prior to the due date for such Tax Return. Notwithstanding the foregoing, if the corresponding return for the most recent period for which such a Tax Return was filed was filed by a member of the New Morton Group, such New Morton Group member shall file such return.

            Unless otherwise agreed to by the Company and New Morton, all foreign Tax Returns and any other Tax Returns not described elsewhere in this
Section 2.02 which include a member of the New Morton Group that are required to be filed for periods beginning before the Distribution Date shall be prepared by New Morton and provided to the Company at least twenty days prior to the due date for such Tax Return. Such Tax Return shall be filed by the member of the Company Group or the New Morton Group, as the case may be, who filed the corresponding Tax Return for the most recent period for which such a Tax Return has been filed, or, if no such corresponding Tax Return has been filed, by the appropriate entity in accordance with local law or custom.

            Except as otherwise provided in this Section 2.02, the Company shall consent to and assume responsibility for the filing of each Tax Return described in this Section 2.02 as prepared by New Morton, which consent shall not be withheld unless the Company delivers written notice to New Morton that the Company disagrees with one or more Tax Items (each, a "Disputed Item") in such Tax Return at least ten days prior to the


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due date for such Tax Return. If, after receiving such notice and prior to such due date for such Tax Return, New Morton delivers to the Company an opinion of nationally recognized tax counsel to the effect that each of the Disputed Items has a Reasonable Basis, then the Company shall file such Tax Return as prepared by New Morton, and an amended Tax Return shall, if necessary, be filed to report such Disputed Item as determined pursuant to Section 5.04 of this Agreement. Notwithstanding the foregoing, if the Company disagrees with the treatment of any Tax Item as reported on a Tax Return described in this Section 2.02, and such Tax Item is a Tax Item the liability for which is allocated to the Company pursuant to Article III hereof (a "Safety Item"), such Safety Item shall be reported as directed by the Company, provided that the Company shall first provide New Morton with an opinion of counsel to the effect that there is a Reasonable Basis for the treatment of such Safety Item as directed by the Company. If New Morton and the Company have not agreed to the treatment of a Safety Item as of the due date of such Tax Return, the Tax Return shall be filed as prepared by New Morton, and an amended Tax Return shall, if necessary, be filed to report such Safety Item as determined pursuant to Section 5.04 of this Agreement.

            Section 2.03. Post-Distribution Tax Returns. All Tax Returns for periods beginning after the Distribution Date shall be the responsibility of the New Morton Group if such Tax


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Returns relate solely to New Morton Businesses, and all other Tax Returns shall be the responsibility of the Company.

                                   ARTICLE III

                            BALANCE SHEET ADJUSTMENT

                              AND PAYMENT OF TAXES

            Section 3.01. Allocation of Tax Liabilities With Respect to Unfiled Returns for Pre-Distribution Periods.

            (a) United States Consolidated Income Tax for Periods Ended on the Distribution Date. Except as otherwise provided in this Section 3.01(a), the Company shall pay, on a timely basis, all Taxes due with respect to the United States consolidated income tax liability for Pre-Distribution Federal Periods ("Pre-Distribution Consolidated Federal Tax Liability"). New Morton hereby assumes and agrees to pay on or prior to the due date for payment thereof its share of the Pre-Distribution Consolidated Federal Tax Liability, which payment may be made either directly to the IRS by New Morton (provided that New Morton shall provide the Company with written notice of such payment at least ten business days prior to the due date of the corresponding Tax Return and provide proof of such payment within five business days of making such payment) or to the Company which shall then forward such New Morton payment to the IRS together with its own payment, if any.


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            New Morton's share of the Pre-Distribution Consolidated Federal
Tax Liability for each Pre-Distribution Federal Period shall be

            (i) that portion of the total tax liability shown on the Company's United States consolidated income tax return for such Pre-Distribution Federal Period, as filed (each, a "Company Pre-Distribution Consolidated Federal Return"), as would be allocated to New Morton under the Company's existing federal income tax allocation election if: (p) the Company and New Morton were separately incorporated members of the same consolidated group for such Pre-Distribution Federal Period and all previous taxable periods; (q) the Company owned and operated the Safety Business during such Pre-Distribution Federal Period and all previous taxable periods; and (r) New Morton owned and operated the New Morton Businesses during such Pre-Distribution Federal Period and all previous taxable periods;

           (ii) reduced by the sum of (x) all amounts paid by New Morton after the Distribution Date with respect to such Pre-Distribution Consolidated Federal Tax Liability, and (y) an amount equal to New Morton's share of all estimated federal income tax payments remitted by the Company to the IRS on or prior to the Distribution Date with respect to such Pre-Distribution Federal Period. New Morton's share of all estimated federal income tax payments remitted by the Company to the IRS on or prior to the Distribution Date with respect to


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such Pre-Distribution Federal Period shall (A) with respect to any such payment made on or before June 30, 1996, be an amount equal to the product of (r) all such payments and (s) the relevant New Morton Pre-Distribution Federal Tax Ratio (as defined below) and (B) with respect to any such payment made on or after July 1, 1996, be equal to the amount of such payments less the amounts taken into account in determining "cash used in the Safety Business" for purposes of
Section 2.01(c) of the Distribution Agreement. The "New Morton Pre-Distribution Federal Tax Ratio" for any Pre-Distribution Federal Period shall be the ratio of New Morton's allocated federal income tax liability for such Pre-Distribution Federal Period under Section 3.01(a)(i) above to the sum of the total tax liability of the New Morton Group and the Company Group for such Pre-Distribution Federal Period.

            If the calculations made pursuant to paragraphs (i) and (ii) of this
Section 3.01(a) indicate that New Morton has either overpaid or underpaid its share of any such Pre-Distribution Consolidated Federal Tax Liability, then at the time that the relevant Company Pre-Distribution Consolidated Federal Return is filed, the Company shall pay New Morton the amount of any such overpayment or New Morton shall pay the Company the amount of any such underpayment, the amount of such overpayment or underpayment, as the case may be, to be equal to the difference between the amounts calculated pursuant to paragraphs (i) and (ii) of this Section 3.01(a).


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            All calculations and determinations required to be made pursuant to this Section 3.01(a) shall be made in good faith by New Morton and shall be subject to the Company's approval, which approval shall not be withheld unless the Company in good faith reasonably disputes any such calculation or determination, in which case any payments shall nevertheless be made in accordance with New Morton's calculations and determinations, subject to subsequent adjustment in accordance with the provisions of Section 5.04 of this Agreement.

            (b) State and Local Income and Similar Taxes for Periods Ended on or Before the Distribution Date for which the Company is Responsible. Except as otherwise provided in this Section 3.01(b), the Company shall pay, on a timely basis, all state and local income taxes, and other Taxes the calculations of which are based upon income, including, without limitation, the Michigan Single Business Tax, with respect to taxable periods ending on or before the Distribution Date ("Pre-Distribution State or Local Taxable Periods") for those Tax Returns with respect to which it has filing responsibility pursuant to
Section 2.02 of this Agreement (each such Tax being individually referred to as a "Pre-Distribution State or Local Income Tax"). New Morton hereby assumes and agrees to pay on or prior to the due date thereof its share of each Pre-Distribution State or Local Income Tax, which payment may be made either directly to the appropriate taxing authority by New


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Morton (provided that New Morton shall provide the Company with written notice of such payment at least ten business days prior to the due date of the corresponding Tax Return and provide proof of such payment within five business days of making such payment) or to the Company which shall then forward such New Morton payment to the appropriate taxing authority together with its own payment, if any. For each Pre-Distribution State or Local Taxable Period, New Morton's share of each Pre-Distribution State or Local Income Tax shall be

            (i) that portion of each such Tax as shown on the applicable Tax Return, as filed, as the ratio (referred to as the "New Morton State or Local Income Tax Ratio"), of the aggregate Pre-Distribution State or Local Income Tax liability of the New Morton Group with respect to such Pre-Distribution State or Local Taxable Period (determined on a separate return basis as if the corporate separation contemplated by the Distribution Agreement had been effected on the first day of each relevant taxable period), bears to the sum of the applicable Pre-Distribution State or Local Income Tax liability of the New Morton Group and the Company Group (each determined on a separate return basis as if the corporate separation contemplated by the Distribution Agreement had been the first day of each relevant taxable period);

           (ii) reduced by the sum of (x) all amounts paid by New Morton after the Distribution Date with respect to such


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Pre-Distribution State or Local Income Tax and (y) an amount equal to New
Morton's share of all estimated tax payments remitted by the Company to the relevant taxing authority on or prior to the Distribution Date with respect to each such Pre-Distribution State or Local Income Tax. New Morton's share of each such estimated tax payment remitted by the Company to the relevant taxing authority on or before the Distribution Date shall (A) with respect to any such payment made on or before June 30, 1996, be an amount equal to the product of
(r) such payment and (s) the applicable New Morton Pre-Distribution State or Local Income Tax Ratio and (B) with respect to any such payment made on or after July 1, 1996, be equal to the amount of such payments less the amounts taken into account in determining "cash used in the Safety Business" for purposes of
Section 2.01(c) of the Distribution Agreement.

            With respect to each Pre-Distribution State or Local Income Tax, if the calculations made pursuant to paragraphs (i) and (ii) of this Section 3.01(b) indicate that New Morton has either overpaid or underpaid its share of such liability, then not later than 30 days after the actual filing date, the Company shall pay New Morton the amount of any such overpayment or New Morton shall pay the Company the amount of any such underpayment, the amount of such overpayment or underpayment, as the case may be, to be equal to the difference between the amounts calculated pursuant to paragraphs (i) and (ii) of this
Section 3.01(b).


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            All calculations and determinations required to be made pursuant to this Section 3.01(b) shall be made in good faith by New Morton and shall be subject to the Company's approval, which approval shall not be withheld unless the Company in good faith reasonably disputes any such calculation or determination, in which case any payments shall nevertheless be made in accordance with New Morton's calculations and determinations, subject to subsequent adjustment in accordance with the provisions of Section 5.04 of this Agreement.

            (c) Federal, State and Local Taxes Other Than Income Taxes for Periods that Include the Distribution Date for which the Company is Responsible. Except as otherwise provided in this Section 3.01(c), the Company shall pay, on a timely basis, all federal, state and local Taxes not dealt with in either
Section 3.01(a) or 3.01(b), with respect to all Tax Returns due after the Distribution Date that include any period ending on or before the Distribution Date with respect to which it has filing responsibility pursuant to Section 2.02 of this Agreement (each such Tax being individually referred to as an "1997 Other Tax"). New Morton hereby assumes and agrees to pay prior to the due date thereof its share of each 1997 Other Tax, which payment may be made either directly to the appropriate taxing authority by New Morton (provided that New Morton shall provide the Company with written notice of such payment at least ten business days prior to the due date of the corresponding Tax


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Return and provide proof of such payment within five business days of making such payment) or to the Company which shall then forward such New Morton payment to the appropriate taxing authority together with its own payment, if any. New Morton's share of each 1997 Other Tax shall be

            (i) that portion of each such Tax as shown on the applicable Tax Return, as filed, as the ratio (referred to as the "New Morton 1997 Other Tax Ratio") of the applicable 1997 Other Tax liability of the New Morton Group (determined on a separate return basis as if the corporate separation contemplated by the Distribution Agreement had been effected July 1, 1996), bears to the sum of the applicable 1997 Other Tax liability of the New Morton Group and the Company Group (each determined on a separate return basis as if the corporate separation contemplated by the Distribution Agreement had been effected July 1, 1996);

           (ii) reduced by the sum of (x) all amounts paid by New Morton after the Distribution Date with respect to such 1997 Other Tax and (y) an amount equal to New Morton's share of all estimated or other similar payments remitted by the Company to the relevant taxing authority on or prior to the Distribution Date with respect to each such 1997 Other Tax. New Morton's share of each such estimated or other similar payment remitted by the Company on or before the Distribution Date


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shall be an amount equal to the product of (r) such payments and (s) the applicable New Morton 1997 Other Tax Ratio.

            With respect to each 1997 Other Tax, if the calculations made pursuant to paragraphs (i) and (ii) of this Section 3.01(c) indicate that New Morton has either overpaid or underpaid its share of such liability, then, not later than 30 days after the actual filing date, the Company shall pay New Morton the amount of such overpayment or New Morton shall pay the Company the amount of any such underpayment, the amount of such overpayment or underpayment, as the case may be, to be equal to the difference between the amounts calculated pursuant to paragraphs (i) and (ii) of this Section 3.01(c).

            All calculations and determinations required to be made pursuant to this Section 3.01(c) shall be made in good faith by New Morton and shall be subject to the Company's approval, which approval shall not be withheld unless the Company in good faith reasonably disputes any such calculation or determination, in which case any payments shall nevertheless be made in accordance with New Morton's calculations and determinations, subject to subsequent adjustment in accordance with the provisions of Section 5.04 of this Agreement.

            (d) Federal, State and Local Taxes for which New Morton is Responsible. New Morton or a member of the New Morton Group, as the case may be, shall pay, on a timely basis,


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all federal, state and local Taxes with respect to all Tax Returns due after the
Distribution Date with respect to periods ending on or before the Distribution Date for which New Morton or any member of the New Morton Group has filing responsibility pursuant to Section 2.02 of this Agreement (each such Tax being individually referred to as a "New Morton 2.02 Tax"). The Company hereby assumes and agrees to pay prior to the due date thereof its share of each New Morton
2.02 Tax, which payment may be made either directly to the appropriate taxing authority by the Company (provided that the Company shall provide New Morton with written notice of such payment at least ten business days prior to the due date of the corresponding Tax Return and provide proof of such payment within five business days of making such payment) or to New Morton which shall then forward such Company payment to the appropriate taxing authority together with its own payment, if any. The Company's share of each New Morton 2.02 Tax shall be

            (i) that portion of each such Tax as shown on the applicable Tax Return (other than any amended Tax Return), as filed, as the ratio (referred to as the "Company 2.02 Ratio") of the applicable New Morton 2.02 Tax liability of the Company Group (determined on a separate return basis as if the corporate separation contemplated by the Distribution Agreement had been effected July 1,
1996), bears to the sum of the applicable New Morton 2.02 Tax liability of the Company Group and the New Morton Group (each determined on a separate return basis as if


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the corporate separation contemplated by the Distribution Agreement had been effected July 1, 1996);

           (ii) reduced by the sum of (x) all amounts paid by the Company after the Distribution Date with respect to such New Morton 2.02 Tax and (y) an amount equal to the Company's share of all estimated or other similar payments remitted by the Company on or prior to the Distribution Date, with respect to each such New Morton 2.02 Tax. The Company's share of each such estimated or other similar payment remitted by the Company on or before the Distribution Date shall be an amount equal to the product of (r) such payments and (s) the applicable Company
2.02 Ratio.

            With respect to each New Morton 2.02 Tax, if the calculations made pursuant to paragraphs (i) and (ii) of this Section 3.01(d) indicate that the Company has either overpaid or underpaid its share of such liability, then not later than 30 days after the actual filing date, New Morton shall pay the Company the amount of any such overpayment or the Company shall pay New Morton the amount of such underpayment, the amount of such overpayment or underpayment, as the case may be, to be equal to the difference between the amounts calculated pursuant to paragraphs (i) and (ii) of this Section 3.01(d).

            All calculations and determinations required to be made pursuant to this Section 3.01(d) shall be made in good


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faith by New Morton and shall be subject to the Company's approval, which approval shall not be withheld unless the Company in good faith reasonably disputes any such calculation or determination, in which case any payments shall nevertheless be made in accordance with New Morton's calculations and determinations, subject to subsequent adjustment in accordance with the provisions of Section 5.04 of this Agreement.

            (e) Foreign Tax Returns. The New Morton Group shall be responsible for the filing of all foreign Tax Returns that are due with respect to periods ending on or before the Distribution Date and for the payment of all Taxes due or payable in connection therewith.

            Section 3.02. (a) Change in the Company Filed Returns. If as a result of any audit, amendment or other change in a Tax Return as filed by the Company or any of the Automotive Safety Businesses with respect to any period ending on or before the Distribution Date, any Tax Benefit or Tax Detriment is changed (a "Change"), then:

            (i) If in connection with any such Change, the amount of the Tax Detriments generated by or attributable to New Morton Businesses with respect to the taxable period to which such return relates ("New Morton Business Tax Detriments") exceeds the amount of Tax Benefits generated by or attributable to New Morton Businesses with respect to such taxable period ("New Morton Business Tax Benefits"), New Morton


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hereby assumes and agrees to pay to the appropriate taxing authority (provided that New Morton shall provide the Company with written notice of such payment at least ten business days prior to the due date of the corresponding Tax Return and provide proof of such payment within five business days of making such payment), or to the Company to the extent payment cannot be made directly to such taxing authority the Company has previously made the payment to such taxing authority, or no payment is due to the taxing authority, an amount equal to the product of (x) the amount by which New Morton Business Tax Detriments exceed New Morton Business Tax Benefits and (y) the actual marginal tax rate applicable with respect to the relevant Tax Return, with appropriate adjustment to account for Tax credits generated by or attributable to New Morton Businesses included in such calculation and an amount equal to all interest payable with respect thereto, which interest shall be calculated as hereinafter set forth. New Morton shall pay interest at the rate the taxing jurisdiction imposes upon tax deficiencies (the "Deficiency Rate") for the relevant periods with respect to that portion of such tax payment attributable to the lesser of (a) the amount by which New Morton Business Tax Detriments exceed New Morton Business Tax Benefits, and (b) the amount by which New Morton Business Tax Detriments (net of New Morton Business Tax Benefits) exceeds Automotive Safety Business Tax Benefits net of Automotive Safety Business Tax

Detriments, each as defined below. New Morton shall pay interest on the balance, if any, of such tax payment (the "Balance") in an amount equal to one-half of the sum of (x) the interest the taxing jurisdiction would have paid with respect to the Balance had the Balance been a refund from the taxing jurisdiction, and
(y) the interest that New Morton would have paid to the taxing authority with respect to the tax deficiency represented by the Balance, in each case, for the relevant periods (the "Blended Rate").

           (ii) If in connection with any such Change, the New Morton Business Tax Benefits exceed the New Morton Business Tax Detriments, the Company shall pay or cause to be paid to New Morton the product of (x) the amount by which New Morton Business Tax Benefits exceed New Morton Business Tax Detriments and (y) the actual marginal Tax rate applicable with respect to the relevant Tax Return, with appropriate adjustment to account for Tax credits generated by or attributable to New Morton Businesses included in such calculation plus a payment equal to any interest received by the Company, acting as agent for New Morton with respect to such amount. If, however, the refund of tax, exclusive of interest, received by the Company as New Morton's agent is less than the amount due New Morton pursuant to this Section 3.02(a)(ii), the Company shall also pay to New Morton interest on the additional tax amount (the "Excess") in an amount equal to one-half of the sum of (x) the interest the taxing jurisdiction would have paid to the Company with respect to the Excess had the Excess been refunded by the taxing jurisdiction, and (y) the interest the Company would have paid to the taxing jurisdiction with respect to the Excess had the Excess been a deficiency due from the Company to such jurisdiction, in each case, for the relevant periods.

            (b) Changes in New Morton Group Member Filed Returns. If as a result of any Change in any Tax Return as filed by any member of the New Morton Businesses with respect to any period ending on or before the Distribution Date, any Tax Benefit or Tax Detriment is changed, then:

            (i) If in connection with any such Change, the amount of the Tax Detriments generated by or attributable to Automotive Safety Businesses with respect to the taxable period to which such return relates ("Automotive Safety Business Tax Detriments") exceeds the amount of Tax Benefits generated by or attributable to Automotive Safety Businesses with respect to such taxable period ("Automotive Safety Business Tax Benefits"), the Company shall pay to the appropriate New Morton Business or to the appropriate taxing authority (provided that the Company shall provide New Morton with written notice of such payment at least ten business days prior to the due date of the corresponding Tax Return and provide proof of such payment within five business days of making such payment) an amount equal to the product of (x) the amount by which Automotive Safety Business Tax Detriments exceed Automotive Safety

Business Tax Benefits and (y) the actual marginal Tax rate applicable with respect to the relevant Tax Return, with appropriate adjustment to account for Tax credits generated by or attributable to the Safety Business included in such calculation and an amount equal to all interest payable with respect thereto, which interest shall be calculated as hereinafter set forth, any such payment to be reduced to the extent it would otherwise duplicate any Tax refund received by New Morton. The Company shall pay interest at the Deficiency Rate for the relevant periods with respect to that portion of such tax payment attributable to the lesser of (a) the amount by which the Automotive Safety Business Tax Detriments exceed the Automotive Safety Business Tax Benefits, and (b) the amount by which the Automotive Safety Business Tax Detriments (net of the Automotive Safety Business Tax Benefits) exceeds New Morton Business Tax Benefits (net of New Morton Business Tax Detriments). The Company shall pay interest on the balance, if any, of such tax payment (the "Company Balance") in an amount equal to one-half of the sum of (x) the interest the taxing jurisdiction would have paid with respect to the Company Balance had the Company Balance been a refund from the taxing jurisdiction, and (y) the interest that the Company would have paid to the taxing authority with respect to the tax deficiency represented by the Company Balance, in each case, for the relevant periods (the "Company Blended Rate").

           (ii) If in connection with any such Change, the Automotive Safety Business Tax Benefits exceed the Automotive Safety Business Tax Detriments, the appropriate New Morton Business shall pay to the Company the product of (x) the amount by which Automotive Safety Business Tax Benefits exceed Automotive Safety Business Tax Detriments and (y) the actual marginal Tax rate applicable with respect to the relevant Tax Return, with appropriate adjustment for Tax credits generated by or attributable to the Safety Business included in such calculation, such payment to be reduced to the extent it would otherwise duplicate any Tax refund received by the Company directly from a taxing authority plus a payment equal to any interest received by New Morton, acting as agent for the Company with respect to such amount. If, however, the refund of tax, exclusive of interest, received by New Morton as the Company's agent is less than the amount due the Company pursuant to this Section 3.02(a)(ii), New Morton shall also pay to the Company interest on the additional tax amount (the "Company Excess") in an amount equal to one-half of the sum of (x) the interest the taxing jurisdiction would have paid New Morton with respect to the Company Excess had the Company Excess been refunded by the taxing jurisdiction, and (y) the interest New Morton would have paid to the taxing jurisdiction with respect to the Company Excess had the Company Excess been a deficiency due from New Morton to such jurisdiction, in each case, for the relevant periods.

            (c) Manner of Payment; Miscellaneous. Any payment required to be made pursuant to this Section 3.02 with respect to any Tax Return shall be made by the party obligated to make such payment at such time as such party shall reasonably determine and direct.

            Section 3.03. Restructuring Taxes. (a) (i) Notwithstanding any other provision of this Agreement to the contrary, and except as otherwise provided in this Section 3.03(a) or in Section 9.03 of the Distribution Agreement, New Morton shall pay or cause to be paid, and shall fully indemnify and hold harmless the Company from and against, all Restructuring Taxes, including all liability, costs and expenses associated with claims with respect to such Restructuring Taxes asserted by third parties against any member of the Company Group. New Morton hereby assumes and agrees to pay prior to the due date thereof all such Restructuring Taxes, which payment may be made either directly to the appropriate taxing authority by New Morton (provided that New Morton shall provide the Company with written notice of such payment at least ten business days prior to the due date of the corresponding Tax Return and provide proof of such payment within five business days of making such payment) or to the Company which shall then forward such New Morton payment to the appropriate taxing authority.

            (ii) Anything in this Section 3.03(a) to the contrary notwithstanding, Section 3.03(a) hereof shall not apply to any Restructuring Taxes to the extent that all or any portion of such Restructuring Taxes would not have resulted but for an act or omission of the Company or any of its affiliates, a misrepresentation on the part of the Company made in connection with the opinions of counsel described in Section 6.03 of the Distribution Agreement, or any other post Distribution Date transaction involving either the stock or assets of the Company or any of its affiliates.

            (b) If the Company is otherwise required to recognize gain pursuant to Code Section 311 with respect to the Distribution, then, to the extent permitted by law or regulation, the Company, if so requested by New Morton, shall elect pursuant to Code Section 336(e) to treat the Distribution as a disposition of all the assets of New Morton; provided, that the Company shall not be required to make any such election if the Company determines in good faith that such election would cause a material Tax Detriment or other material adverse effect to any member of the Company Group.

            Section 3.04. Liability for Taxes with Respect to Post-Distribution Periods. Unless otherwise provided in this Agreement, the Company Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to periods beginning after the Distribution Date which are attributable to Automotive Safety Businesses. Unless otherwise provided in this Agreement, the New Morton Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to periods beginning after the Distribution Date which are attributable to New Morton Businesses.

            Section 3.05. (a) Carrybacks. Except as provided in this Section 3.05, if the consolidated federal income taxes of the Company Group are reduced for a taxable period ending on or before the Distribution Date (a "Company Tax Reduction"), by reason of (i) a New Morton loss or other Tax attribute arising on or after the Distribution Date (a "New Morton Carryback"), and/or (ii) a Company loss or other Tax attribute arising on or after the Distribution Date (a "Company Carryback"), then the Company shall pay to New Morton an amount equal to the portion of the Company Tax Reduction which is attributable to the New Morton Carryback. If both a New Morton Carryback and a Company Carryback exist, the rules of Treas. Reg. ss. 1.1502-21T(b) shall be applied to determine the portion of the Company Tax Reduction attributable to the New Morton Carryback and the Company Carryback, respectively. The preceding two sentences shall apply, mutatis mutandis, to state and local Taxes. The Company shall, and shall cause each member of the Company Group to, take all steps reasonably necessary to receive a reduction in Taxes attributable to a New Morton Carryback. Notwithstanding anything in this Section 3.05 to the contrary, the Company shall not be required to take any action to carry back a New Morton Carryback if the Company determines in good faith that carrying back such New Morton Carryback would cause a material Tax Detriment or other material adverse effect to any member of the Company Group.

            (b) Payment. Any payment required to be made pursuant to this
Section 3.05 shall be made no later than 10 days after the Company Tax Reduction is actually received, credited or otherwise utilized by the Company. Any payment not so made within 10 days shall thereafter bear interest at the Federal short-term rate established pursuant to Section 6621 of the Code.

            Section 3.06. Liabilities.

            (a) To the extent that Taxes imposed on a member of the New Morton Group are reduced for a taxable period beginning after the Distribution Date (the "Section 3.06(a) Tax Reduction") by reason of a deduction, loss or credit with respect to an item for which a member of the Company Group bore the economic responsibility (such as a foreign tax credit), then New Morton shall pay to the Company an amount equal to the Section 3.06(a) Tax Reduction; provided, however, that if a New Morton Tax Benefit, but for such deduction, loss or credit, would have resulted in a reduction in Taxes by New Morton or any member of the New Morton Group (the "Section 3.06(a) Hypothetical Tax Reduction") in the same taxable period with respect to which the Section 3.06(a) Tax Reduction occurred (assuming that such

New Morton Tax Benefit had been utilized to the extent otherwise possible in such taxable period), New Morton shall pay to the Company only an amount equal to the excess, if any, of the Section 3.06(a) Tax Reduction over the Section 3.06(a) Hypothetical Tax Reduction plus, for the taxable period in which the New Morton Tax Benefit, in fact, results in a reduction of Taxes payable by the New Morton Group an amount equal to such reduction of Taxes (but such aggregate payments shall not exceed the amount of the Section 3.06(a) Tax Reduction). New Morton shall, and shall cause each member of the New Morton Group to, take all steps reasonably necessary to receive a reduction in Taxes attributable to such deduction, loss or credit. Within twelve months of the end of each taxable year New Morton shall provide the Company with an accounting setting forth the utilization of the Section 3.06(a) Tax Reduction and New Morton Tax Benefits.

            (b) To the extent that Taxes imposed on a member of the Company Group are reduced for a taxable period (the "Section 3.06(b) Tax Reduction") by reason of a deduction, loss or credit with respect to an item for which a member of the New Morton Group bore the economic responsibility (such as a foreign tax credit), then the Company shall pay to New Morton an amount equal to the Section 3.06(b) Tax Reduction; provided, however, that if the Company Tax Benefit, but for such deduction, loss or credit, would have resulted in a reduction in Taxes by the Company or any member of the Company Group (the

"Section 3.06(b) Hypothetical Tax Reduction") in the same taxable period with respect to which the Section 3.06(b) Tax Reduction occurred (assuming that such Company Tax Benefit had been utilized to the extent otherwise possible in such taxable period), the Company shall pay to New Morton only an amount equal to such excess, if any, of the Section 3.06(b) Tax Reduction over the Section 3.06(b) Hypothetical Tax Reduction plus, for the taxable period in which the Company Tax Benefit, in fact, results in a reduction of Taxes payable by the Company Group an amount equal to such reduction of Taxes (but such aggregate payments shall not exceed the amount of the Section 3.06(b) Tax Reduction). The Company shall, and shall cause each member of the Company Group to, take all steps reasonably necessary to receive a reduction in Taxes attributable to such deduction, loss or credit. Within twelve months of the end of each taxable year the Company shall provide New Morton with an accounting setting forth the utilization of the Section 3.06(b) Tax Reduction and the Company Tax Benefits.

            (c) Any payment required to be made pursuant to this Section 3.06 shall be made no later than 10 days after the Section 3.06(a) Tax Reduction and New Morton Tax Benefits or the Section 3.06(b) Tax Reduction, as the case may be, is actually received, credited or otherwise utilized, after giving effect to the Section 3.06(a) Hypothetical Tax Reduction or the Section 3.06(b) Hypothetical Tax Reduction and the Company Tax Benefits, as the case may be. Any payment not so made within

10 days shall thereafter bear interest at the Federal short-term rate established pursuant to Section 6621 of the Code.

            Section 3.07. Payment. Pursuant to Article V of the Distribution Agreement and Article III of this Agreement, a member of the Company Group will or may assume or satisfy, or make an indemnification payment with respect to, a liability of a member of the New Morton Group, and vice versa. If any such payment or portion thereof by any member of either the New Morton Group or the Company Group pursuant to Article III of this Agreement or Article V of the Distribution Agreement is characterized by any taxing authority as a Tax Detriment to a member of the other Group, then the payor shall pay the other Group an additional amount so the total payments made by the payor equal the sume of (i) the portion, if any, of such payments that was not characterized by such taxing authority as a Tax Detriment, plus (ii) x/(l-y) where x is the amount payable under said Article V of the Distribution Agreement or Article III of this Agreement, as the case may be, which was characterized by such taxing authority as a Tax Detriment, without reference to this Section 3.07, and y is the then highest marginal blended rate reflecting the federal corporate income Tax and applicable state and local corporate income Taxes.

            Section 3.08. Breach. The Company shall indemnify and hold harmless each member of the New Morton Group and New Morton shall indemnify and hold harmless each member of the Company Group from and against any payment required to be made as a result of the breach by a member of the

Company Group or the New Morton Group, as the case may be, of any obligation under this Agreement.

                                   ARTICLE IV

              INDEMNITY; COOPERATION AND EXCHANGE OF INFORMATION

            Section 4.01. Indemnity. (a) Notwithstanding anything to the contrary in this Agreement, the Company shall indemnify and hold harmless each member of the New Morton Group for, from and against all liability for all Taxes or portion thereof for the payment of which the Company is responsible pursuant to Article III of this Agreement.

            (b) Notwithstanding anything to the contrary in this Agreement, New Morton shall indemnify and hold harmless each member of the Company Group for, from and against all liability for all Taxes or portion thereof for the payment of which New Morton is responsible pursuant to Article III of this Agreement, including, without limitation, any liability for Taxes for which New Morton is responsible under Article III and which is imposed upon any member of the Company Group pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a result of any member of the New Morton Group or the Company Group being a member of an affiliated, combined, consolidated, unitary or similar group of corporations.

            Section 4.02. Tax Controversies. (a) Whenever a party hereto (hereinafter an "Indemnitee") is notified in writing by any taxing authority of the existence of an issue which could increase the liability for any Tax of the other party hereto or any member of its Group (hereinafter an "Indemnity Issue"), the Indemnitee shall promptly give notice to such other party (hereinafter the "Indemnitor") of such Indemnity Issue. The Indemnitor and its representatives, at the Indemnitor's expense, shall be entitled to participate
(i) in all conferences, meetings or proceedings with any taxing authority, the subject matter of which is or includes an Indemnity Issue and (ii) in all appearances before any court, the subject matter of which is or includes an Indemnity Issue. The Responsible Party (as defined below) for any Tax Return with respect to which there is an increase or decrease in liability for any Tax or with respect to which a payment is required hereunder shall have the right to decide as between the parties hereto how such matter is to be dealt with and finally resolved with the appropriate taxing authority and shall control all audits and similar proceedings. The Responsible Party agrees to cooperate in the settlement of any Indemnity Issue with the other party and to take such other party's interests into account. If the Indemnitor is not the Responsible Party, such cooperation may include permitting the Indemnitor, at the Indemnitor's sole expense, to litigate or otherwise resolve any Indemnity Issue. Notwithstanding the foregoing, if the Responsible Party is not the Indemnitor, the Responsible Party shall not enter into a final settlement with the relevant taxing authority with respect to any matter involving an Indemnity Issue without first presenting the proposed settlement to the Indemnitor, who shall provide the Responsible Party with written consent to such settlement within ten days of receipt (which consent may not unreasonably be withheld), whereupon (or if the Indemnitor fails to respond to such settlement in writing within such ten day period) the Responsible Party may enter into such settlement with the relevant taxing authority; provided, however, that the Indemnitor may withhold its consent to the proposed settlement by notifying the Responsible Party in writing within such ten day period that the Indemnitor does not consent to the proposed settlement. If the Indemnitor provides the Responsible Party with written notification withholding consent in accordance with the immediately preceding sentence, then:

            (1) The Indemnitor shall fully indemnify and hold harmless the Responsible Party from and against any and all liabilities for Taxes and other costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees) over and above the payments that the Responsible Party would have been liable for if the Responsible Party had entered into the proposed settlement; and

            (2) The Responsible Party shall, in its sole discretion:

                  (A) enter into a closing agreement or other final resolution with respect to such matter with the relevant taxing authority with respect to all issues other than Indemnity Issues and shall allow the Indemnitor to continue to defend the Indemnity Issues in proceedings with the relevant taxing authority; or

                  (B) settle all issues with respect to such matter with the relevant taxing authority and/or pay any additional liability for Taxes as provided for in such settlement, provided, that such settlement shall permit the Indemnitor to file a claim for refund with respect to any Indemnity Issues; or

                  (C) pay to the Indemnitor any additional liability for Taxes as provided for in such settlement to the extent that such liability relates to issues other than Indemnity Issues, whereupon the Indemnitor shall assume control over and responsibility for any proceeding related to such matter and shall be fully liable for and shall fully indemnify and hold the Responsible Party harmless from and against any and all liability for Taxes with respect to such matter.

For purposes of this Agreement, "Responsible Party" shall mean (x) with respect to a Tax Return that relates solely to the operations of the Safety Business, the Company, and (y) with respect to a Tax Return that relates solely to the operations of the New Morton Business, New Morton. With respect to all Tax Returns other than those described in clauses (x) and (y), above, the Company and New Morton shall attempt to separate the Indemnity Issues in controversy with respect to such Tax Return into Indemnity Issues for which the Company shall be the Responsible Party and Indemnity Issues for which New Morton shall be the Responsible Party. If the Company and New Morton do not succeed in separating such Indemnity Issues, the Company and New Morton shall jointly act as Responsible Party with respect to such Tax Return and shall cooperate reasonably in any audit or similar proceeding with respect to such Tax Return, provided, that New Morton shall always be the Responsible Party with respect to Indemnity Issues relating to Restructuring Taxes to the extent that New Morton bears indemnification responsibility with respect thereto pursuant to this Agreement. Neither the Company nor New Morton shall take any action with respect to such Tax Return without the other's written consent, which consent shall not be unreasonably withheld, and the Company and New Morton shall agree as to any settlement or compromise of Indemnity Issues on such Tax Return. If the Company and New Morton cannot agree as to any action to be taken with respect to any Indemnity Issue on such Tax Return, the parties shall take such action as shall be determined pursuant to Section 5.04 with respect to such Indemnity Issue.

            (b) Notwithstanding the foregoing, if the settlement of any Indemnity Issue would materially increase the other party's liability for Taxes, the Responsible Party shall not enter into a final settlement without the consent of the other party, which consent shall not be unreasonably withheld.

            (c) The right to participate referred to in Section 4.01(a) shall include the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments or presentations, the selection of witnesses and the negotiation of stipulations of fact.

            Section 4.03. Cooperation and Exchange of Information. (a) New Morton shall prepare and submit to the Company on a timely basis blank Tax Return workpaper packages for the year of the Distribution. The Company shall, and shall cause each appropriate member of the Company Group to, prepare and submit to New Morton in accordance with the various due dates set forth in the tax package instructions, all information as New Morton shall reasonably request to enable New Morton to prepare the Company Tax Returns for the taxable year ended the Distribution Date.

            (b) The Company, on behalf of itself and each member of the Company Group, agrees to provide the New Morton Group, and New Morton, on behalf of itself and each member of the New Morton Group, agrees to provide the Company Group, with such cooperation and information as the other shall reasonably request of the other in connection with the preparation or filing of any Tax Return or claim for refund contemplated by this Agreement or in conducting any audit or other proceeding in respect of Taxes. The Company shall file on a timely basis all Tax Returns prepared by New Morton for filing by the Company, in accordance with this Agreement. Such cooperation and information shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to Automotive Safety Businesses in the case of the New Morton Group and New Morton Businesses in the case of the Company Group, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities, including without limitation, foreign taxing authorities, and records concerning the ownership and Tax basis of property, which either party may possess. Each party shall make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

            (c) New Morton and the Company agree to retain all Tax Returns, related schedules and workpapers, and all material records and other documents relating thereto existing on the date hereof or created through or with respect to periods ending on or before the Distribution Date, until the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate and until the Final Determination of any payments which may be required in respect of such years under this Agreement. The Company and New Morton agree to advise each other promptly of any such Final Determination. Any information obtained under this Agreement shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding.

            (d) If any member of the Company Group or the New Morton Group, as the case may be, fails to provide any information requested pursuant to this
Section 4.02 by (i) the dates, specified in subsection (a) hereof or, (ii) with respect to information not requested pursuant to subsection (a) hereof, within a reasonable period, as determined in good faith by the party requesting information, then the requesting party shall have the right to engage a public accountant of its choice to gather such information. New Morton and the Company, as the case may be, agree upon 24 hours' notice, in the case of a failure to provide information pursuant to subsection (a) hereof, and otherwise upon 30 days' notice after the expiration of such reasonable period, to permit any such public accountant full access to all appropriate records or other information in the possession of any member of the Company Group or the New Morton Group, as the case may be, during reasonable business hours, and to reimburse or pay directly all costs and expenses in connection with the engagement of such public accountant.

                                    ARTICLE V

                                  MISCELLANEOUS

            Section 5.01. Expenses. Unless otherwise expressly provided in this Agreement or in the Distribution Agreement, each party shall bear any and all expenses that arise from their respective obligations under this Agreement.

            Section 5.02. Entire Agreement; Termination of Prior Agreements. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all other agreements, whether or not written, in respect of any Tax between or among any member or members of the Company Group, on the one hand, and any member or members of the New Morton Group, on the other hand. All such agreements are hereby cancelled and any rights or obligations existing thereunder are hereby fully and finally settled without any payment by any party thereto. This Agreement may not be amended except by an agreement in writing, signed by the parties hereto. Anything in this Agreement or the Distribution Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Distribution Agreement, the provisions of this Agreement shall control.

            Section 5.03. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

            To the Company or any member of the Company Group:

                  [Autoliv ASP, Inc.]
                  [3350 Airport Road]
                  [Ogden, Utah  84409]
                  Attention: Corporate Secretary

            with a copy to:

                  Autoliv, Inc.
                  [Address To Come]
                  Attention: Corporate Secretary

                  and

                  Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue
                  New York, NY  10022
                  Attention: Stuart M. Finkelstein, Esq.

            To New Morton or any member of the New Morton Group:

                  Morton International, Inc.
                  100 North Riverside Drive
                  Chicago, Illinois  60606
                  Attention: Corporate Secretary

            with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention: Jodi J. Schwartz, Esq.

            Section 5.04. Resolution of Disputes. Any disputes between the parties with respect to this Agreement that cannot be resolved by good faith effort by the parties shall be resolved by a "Big Six" public accounting firm or a law firm satisfactory to the Company and New Morton, whose determination shall be final and binding on all parties and whose fees and expenses shall be shared by each of New Morton and the Company in accordance with the final allocation of the Tax liability in dispute.

            Section 5.05. Application to Present and Future Subsidiaries. This Agreement is being entered into by the Company and New Morton on behalf of themselves and each member of the Company Group and New Morton Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the Company Group or New Morton Group in the future. The Company and New Morton hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Company Group and the New Morton Group, respectively. The Company and New Morton shall, upon the written request of the other, cause any of their respective group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the corporations bound hereby for so long as such successors, assigns or controlling persons are members of the Company Group or the New Morton Group or their successors and assigns.

            Section 5.06. Term. This Agreement shall commence on the date of execution indicated below and shall continue in effect until otherwise mutually agreed to in writing by the Company and New Morton, or their successors.

            Section 5.07. Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

            Section 5.08. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

            Section 5.09. Singular and Plural. As used herein, the singular shall include the plural and vice versa.

            Section 5.10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

            IN WITNESS WHEREOF, the parties have executed this agreement as of the [____________] day of [____________], 1996.


MORTON INTERNATIONAL, INC.              NEW MORTON INTERNATIONAL, INC.



By ________________________________     By ___________________________________